EXHIBIT 99

                            THE HARVEY GROUP INC.

          CONTACT:
          Arthur Shulman
          President & CEO
          Joseph J. Calabrese
          Vice President & CFO
          The Harvey Group Inc.
          Tel:  (201) 865-3418
          Fax:  (201) 865-0342

                            For Immediate Release
                       The Harvey Group Inc. Seeks to
                         Reorganize Under Chapter 11

                    Secaucus, New Jersey -- August 3, 1995 -- The Harvey Group Inc. announced today that it has filed under the Federal Bankruptcy Laws for Chapter 11 reorganization. The Company further stated that it is continuing to seek additional equity financing from various financing sources.

                    Arthur Shulman, President and CEO of The Harvey Group, stated, "We hope that this reorganization can be accomplished quickly and that the Company will emerge as a stronger enterprise with the ability to continue to provide high-quality audio/video consumer electronic products to our customers".

                    Based in Secaucus, New Jersey, Harvey
          Electronics is a specialty retailer of high-quality audio/video consumer electronics and home theater products with seven stores in the Metropolitan New York area.

          600 Secaucus Road
          Secaucus, NJ 07094
          Tel:  201 865-3418
          Fax:  201 865-0342